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                                EXHIBIT 99

                         Letter of Resignation of
                            Goeffrey B. Baker
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                              Baker & Donaldson
                          2410 Wyoming Avenue, N.W.
                           Washington, D.C.  20008

                                (202) 293-2470


May 13, 1999

Mr. Stanley Kohlenberg
Chairman and CEO
Trans World Gaming Corp.
One Penn Plaza
Suite 1503
New York, New York 10119-0002

Dear Stan:

As we have discussed, I have decided, for personal reasons, to resign from the Board of Directors of Trans World Gaming Corp. at this time. I intend to remain an unpaid advisor to the Board at its discretion.

I have confidence in your leadership, and that of the Board, and look forward to continued participation the growth of the Company.

With best regards,

Sincerely,

/s/ Geoffrey B. Baker
Geoffrey B. Baker
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